EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 27, 2012 on the consolidated financial statements of Inventure Foods, Inc. (the “Company”) for the year ended December 31, 2011 appearing in this Annual report on Form 10-K, into the Company’s Registration Statements on Form S-8 (Registration Statement Nos. 333-26117, 333-48692, 333-87028, 333-127144, 333-127145, 333-137778, 333-151618, 333-159833).

/s/ MOSS ADAMS LLP

Scottsdale, Arizona
March 27, 2012